Exhibit 10(ii)

$ 250,000.00     Dated: September 30, 2009

     PROMISSORY NOTE

FOR VALUE RECEIVED, GREEN ENDEAVORS, LTD., a Delaware corporation (hereinafter known as “Maker”) promises to pay to Nexia Holdings, Inc., a Utah corporation ("Holder"), or order, Two Hundred Fifty Thousand and 00/100 dollars ($250,000.00), this note is made and granted as partial payment for the transfer of 100,000 shares of Preferred Stock in AmeriResource Technologies, Inc.

1.     Payments. The principal on the obligation represented hereby shall be paid in monthly payments of $2,000 due on the last day of each month subsequent hereto, payments to be applied first to interest and then to reduction of principal such payments are to be made to the Holder for a period of 24 months after which, all obligations due under this Note, including interest and principal, shall be paid in full on or before October 1, 2011.

2.     Interest. The obligation shall bear simple interest which is included in the required payments, as set forth above, shall be at the rate of 6% per annum, which shall be included in the payment due on the 1st day of October, 2011.

3.     Type and Place of Payments. Payments of principal and interest shall be made in lawful money of the United States of America to the above-named Holder at 59 West 100 South, 2nd Floor, Salt Lake City, Utah 84101, or order, the parties hereto also agree that payments in the form of offsetting obligations of the Holder and its related parties to the Maker may serve as acceptable payments of the obligation as represented by this note.

4.     Prepayment. Advance payment or payments may be made on the principal and interest.

5.     Default. Upon the occurrence or during the continuance of any one or more of the events hereinafter enumerated, Holder or the holder of this Note may forthwith or at any time thereafter during the continuance of any such event, by notice in writing to the Maker, declare the unpaid balance of the principal and interest on the Note to be immediately due and payable, and the principal and interest shall become and shall be immediately due and payable without presentation, demand, protest, notice of protest, or other notice of dishonor, all of which are hereby expressly waived by Maker, such events being as follows:

(a)     Default in the payment of the principal and interest of this Note or any portion thereof when the same shall become due and payable, whether at maturity as herein expressed, by acceleration, or otherwise, unless cured within five (5) days after notice thereof by Holder or the holder of such Note to Maker.

(b)     Maker shall file a voluntary petition in bankruptcy or a voluntary petition seeking reorganization, or shall file an answer admitting the jurisdiction of the court and any material allegations of an involuntary petition filed pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof, or shall be adjudicated bankrupt, or shall make an assignment for the benefit of creditors, or shall apply for or consent to the appointment of any receiver or trustee for Maker, or of all or any substantial portion of its property, or Maker shall make an assignment to an agent authorized to liquidate any substantial part of its assets; or

Exhibit 10(ii)

(c)     An order shall be entered pursuant to any act of Congress relating to bankruptcy or to any act purporting to be amendatory thereof approving an involuntary petition seeking reorganization of the Maker, or an order of any court shall be entered appointing any receiver or trustee of or for Maker, or any receiver or trustee of all or any substantial portion of the property of Maker, or a writ or warrant of attachment or any similar process shall be issued by any court against all or any substantial portion of the property of Maker, and such order approving a petition seeking reorganization or appointing a receiver or trustee is not vacated or stayed, or such writ, warrant of attachment, or similar process is not released or bonded within 60 days after its entry or levy.

6.     Attorneys' Fees. If this Note is placed with an attorney for collection, or if suit be instituted for collection, or if any other remedy permitted by law is pursued by Holder, because of any default in the terms and conditions herein, then in such event, the undersigned agrees to pay reasonable attorneys' fees, costs, and other expenses incurred by Holder in so doing.

     7.     Construction. This Note shall be governed by and construed in accordance with the laws of the State of Utah.

Green Endeavors, Ltd.

           /s/ Richard Clegg .

By: Richard Clegg, CEO